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Exhibit 8.2

[LETTERHEAD OF SUTHERLAND
1275 Pennsylvania Avenue, NW
Washington, DC 20004-2415
202.38330100 Fax 202.637.3593
www.sutherland.com]

March 19, 2009

Tyco Electronics Ltd.
96 Pitts Bay Road
Second Floor
Pembroke HM 08, Bermuda

    Re:
    The Reorganizations Involving Tyco Electronics Ltd.

Ladies and Gentlemen:

        We have acted as special U.S. tax counsel to Tyco Electronics Ltd. (the "Company") with respect to the Company's registration statement on Form S-4 (No. 333-156927), including all amendments and supplements thereto (the "Registration Statement"), filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the proposed increase in the Company's registered share capital (the "Recapitalization") and the proposed continuation of the Company as a Swiss incorporated entity pursuant to a continuation procedure under the laws of Bermuda and Switzerland (the "Swiss Continuation").

        In rendering the opinions expressed herein, we have relied on the Registration Statement and representations made to us by representatives of the Company (the "Representations"), and we have reviewed such other documents and instruments and made such further investigations as we have deemed necessary or appropriate in connection with this opinion. Our opinion assumes that the Recapitalization and the Swiss Continuation will be consummated as described in the Registration Statement and Representations, and that the Representations and other statements made to us by representatives of the Company and the statements set forth in the Registration Statement and any other documents referred to therein or herein are, and at all relevant times will be, true, accurate, and complete in all material respects. We further assume that no actions have been, or will be, taken that are inconsistent with any of the Representations or other statements made to us by any representative of the Company or contained in the Registration Statement and other documents related to the Recapitalization or the Swiss Continuation.

        Subject to the foregoing, it is our opinion that the discussion set forth in the Registration Statement under the heading "Material Tax Considerations—U.S. Federal Income Tax Considerations" (the "Discussion") is accurate, complete, and fair with respect to the matters set forth therein, insofar as the Discussion purports to constitute a summary of matters of U.S. federal income tax law, subject to the conditions, limitations, and assumptions described therein. The Discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that matters described therein will have on, any particular holder, and it does not address foreign, state, or local tax consequences, or any U.S. federal tax consequences other than U.S. federal income tax consequences. Furthermore, the Discussion does not cover the tax consequences applicable to all categories of investors, some of which may be subject to special rules.

        Our opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations promulgated under the Code (the "Regulations"), and public administrative and judicial interpretations of the Code and the Regulations as of the date hereof, all of which are subject to change, possibly with retroactive effect. Our opinion represents only our legal judgment based on current law and the facts as described above and has no binding effect on the U.S. Internal Revenue Service or the courts. The U.S. Internal Revenue Service may take a position contrary to our opinion, and if the matter is litigated, a court may reach a decision contrary to our opinion. Moreover, our opinion may change if the applicable law changes, and we undertake no responsibility to advise the Company as to the possible effects that any changes or new developments in U.S. federal income tax laws, or the application or interpretation thereof, may have on our opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

                      Sincerely yours,
                      /s/ Sutherland Asbill & Brennan LLP
                      SUTHERLAND ASBILL & BRENNAN LLP

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  Exhibit 8.2
[LETTERHEAD OF SUTHERLAND 1275 Pennsylvania Avenue, NW Washington, DC 20004-2415 202.38330100 Fax 202.637.3593 www.sutherland.com] March 19, 2009